Exhibit 99.1

CONTACT

Tracey Schroeder

Chief Marketing Officer

Tracey.schroeder@cpsi.com

(251) 639-8100

CPSI ANNOUNCES THE REFINANCING OF CREDIT FACILITIES TO CREATE FLEXIBILITY FOR MORE OPPORTUNISTIC FUTURE USES OF CAPITAL AND PROVIDES UPDATE ON CURRENT MARKET CONDITIONS

MOBILE, Ala. (June 18, 2020) – CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced the refinancing of its existing credit facilities by entering into an Amended and Restated Credit Agreement (the “2020 Credit Agreement”) between the Company and its syndicated lending partners, with Regions Bank serving as Administrative Agent and Collateral Agent.

Among other changes, the 2020 Credit Agreement:

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Increases the maximum borrowing capacity under the revolving credit facility from $50 million to $110 million, with undrawn amounts available for future borrowings increasing from $34 million to $81 million;

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Decreases the amount outstanding under the term loan facility from $87 million to $75 million, with an accompanying reduction in term loan payments designed to achieve a nearly $6 million decrease in term loan payment commitments over the next twelve months;

•	Allows for more advantageous pricing at certain leverage ratios;

•	Removes previous absolute-dollar limits on acquisition activity (previously limited to $20 million in any annual period and $50 million over the life of the credit facilities); and

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Leaves relatively unchanged the maximum consolidated leverage ratio, now calculated on a net basis (at 3.5 times Consolidated EBITDA) and the minimum consolidated fixed charge coverage ratio (at 1.25 times Consolidated Fixed Charges).

Commenting on the 2020 Credit Agreement, Matt Chambless, chief financial officer of CPSI, stated, “We entered 2020 with an eye towards amending our credit agreement to create greater flexibility for more diversified and opportunistic uses of capital in the future. Though the onset of the COVID-19 pandemic has created unprecedented challenges for CPSI and the capital markets, the strength of our operations, balance sheet and cash flows has allowed us to continue this refinance effort unimpeded, despite the current macro environment. With the solid support of our lending partners, we have successfully executed on our refinancing goals set forth at the beginning of the year.”

The 2020 Credit Agreement provides CPSI with ample liquidity to broaden its capital allocation strategy. CPSI now has the flexibility to act decisively on strategic tuck-in M&A opportunities, invest in new and existing products and services, and potentially pursue value-driven share repurchases.

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CPSI Announces the Refinancing of Credit Facilities

June 18, 2020

Chambless continued, “The primary goal of this refinancing is to position CPSI to be more opportunistic in future capital allocation decisions. However, in keeping with our conservative financing strategy, the improvement in our liquidity is certainly another desirable benefit in the current uncertain economic environment. That said, the confidence in our liquidity that we expressed on our May 5, 2020, quarterly earnings call remains intact, even absent the additional borrowing capacity afforded us by this refinancing. Specifically:

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Cash on-hand is currently more than $13 million, compared to approximately $8 million of cash on-hand at May 5, 2020. No additional borrowings under our revolving credit facility have been made since March 31, 2020.

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On June 15, 2020, trailing 10-day and 20-day cash collections increased 38% and 2%, respectively, compared to the same periods in 2019. On May 5, 2020, trailing 10-day and 20-day cash collections were up 24% and 3%, respectively, year-over-year.

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As of the May 5, 2020, quarterly earnings call, TruBridge volumes were roughly 40% below benchmark (pre-COVID-19 levels), having stabilized at that level for multiple weeks. TruBridge Revenue Cycle Management (RCM) volumes have since improved to 20% below benchmark, Medical Coding volumes have improved to nearly even with benchmark, and volumes for our Accounts Receivable Management Services have improved to roughly 30% below benchmark.”

“CPSI’s performance across each of these metrics is either in line with or surpassing our expectations for this point in time given the current situation,” said Boyd Douglas, president and chief executive officer of CPSI. “The improvement we are seeing boldly underlines the fact that this refinancing is a proactive measure, made possible by the strength of CPSI’s business and our valuable lending relationships, to better position CPSI to execute on its long-term growth initiatives and take advantage of the opportunities that the current economic turmoil may present.”

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals, their clinics and post-acute care facilities. Founded in 1979, CPSI is the parent of four companies – Evident, LLC, American HealthTech, Inc., TruBridge, LLC, and iNetXperts, Corp. d/b/a Get Real Health. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions for community hospitals and their affiliated clinics. American HealthTech is one of the nation’s largest providers of EHR solutions and services for post-acute care facilities. TruBridge focuses on providing business, consulting and an end-to-end RCM solution, for all care settings. Get Real Health focuses on solutions aimed at improving patient engagement for individuals and healthcare providers. For more information, visit www.cpsi.com.

-MORE-

CPSI Announces the Refinancing of Credit Facilities

June 18, 2020

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “projects,” “targets,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to CPSI’s ability to execute on its capital allocation strategy, including completing strategic acquisitions, investing in new and existing products and services, and pursuing share repurchases, and CPSI’s ability to maintain its current level of performance are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: risks related to CPSI’s ability to successfully complete strategic acquisitions and invest in new and existing products and services; risks related to CPSI’s ability to pursue share repurchases, as CPSI’s Board of Directors has not approved and may never approve a share repurchase program and any share repurchases will be subject to then current market conditions and CPSI’s capital position and cash flows, both of which may be materially adversely affected by the COVID-19 pandemic and related economic conditions; risks related to CPSI’s ability to continue to improve its cash on-hand, cash collections and certain TruBridge service volumes; the impact of COVID-19 and related economic disruptions which could materially affect the Company’s revenue, gross margin and income, as well as the Company’s financial position and/or liquidity; actions to be taken by the Company in response to the pandemic; the legal, regulatory and administrative developments that occur at the federal, state and local levels; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s or its partners’ information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability; changes in revenues due to declining hospital demand and deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients); potential increased expenses related to labor or other expenditures; and the impact of our substantial indebtedness, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financial perspective. Numerous other risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Such factors include risk factors described from time to time in CPSI’s public releases and reports filed with the Securities and Exchange Commission, including but not limited to, CPSI’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We also caution investors that the forward-looking information described herein represents CPSI’s outlook only as of this date, and CPSI undertakes no obligation to update or revise any forward-looking statements to reflect events or development after the date of this press release.

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